                                 EXHIBIT (d)(1)

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THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY AGREES TO PAY THE BENEFITS PROVIDED IN THIS POLICY, SUBJECT TO ITS TERMS AND CONDITIONS. SIGNED AT MILWAUKEE, WISCONSIN ON THE DATE OF ISSUE.

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/s/ DONALD J. SCHUENKE                  /s/ PETER W. BRUCE

 PRESIDENT AND C.E.O.                        SECRETARY

             VARIABLE WHOLE LIFE POLICY WITH EXTRA LIFE PROTECTION
                          ELIGIBLE FOR ANNUAL DIVIDENDS
                     Insurance payable at death of Insured. Fixed premiums
               payable for period shown on page 3.
                      Benefits reflect investment results. Variable benefits
              described in Sections 5 through 8.

Provided no premium is unpaid as of its due date, the Death Benefit for the first policy year will be the minimum death benefit shown on page 3, less any policy debt. The Death Benefit after that may increase or decrease on each policy anniversary depending on investment results. However, if no premium is unpaid as of its due date, the Death Benefit will not be less than the minimum death benefit shown on page 3, less any policy debt.

The cash value under this policy may increase or decrease daily depending on investment results. There is no guaranteed minimum cash value.

RIGHT TO RETURN POLICY - Please read this policy carefully. The policy may be returned by the Owner for any reason within (1) ten days after it was received or (2) forty-five days after the application was signed, whichever is later. The policy may be returned to your agent or to the Home Office of the Company at 720 East Wisconsin Avenue, Milwaukee, WI 53202. If returned, the policy will be considered void from the beginning. Any premium paid will then be refunded.

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MM 17                                             NORTHWESTERN
                                                  MUTUAL LIFE(R)

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              THIS POLICY IS A LEGAL CONTRACT BETWEEN THE OWNER AND THE
                NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY.
                           READ YOUR POLICY CAREFULLY

                           GUIDE TO POLICY PROVISIONS

                                                                                           Page
BENEFITS AND PREMIUMS                                                                       3

SECTION 1.    THE CONTRACT                                                                  5
              Life Insurance Benefit payable on death of Insured.
              Incontestability. Suicide. Definition of dates.
              Misstatement of age.

SECTION 2.    OWNERSHIP                                                                     5
              Rights of the Owner. Assignment as collateral.

SECTION 3.    PREMIUMS AND REINSTATEMENT                                                    6
              Payment of premiums. Grace period of 31 days to pay premiums.
              Refund of unused premium at death. How to reinstate the policy

SECTION 4.    DIVIDENDS                                                                     6
              Annual dividends. Paid-up additions and other uses of
              dividends. Dividends at death.

SECTION 5.    THE SEPARATE ACCOUNT                                                          7
              The Separate Account and the Investment Divisions
              Allocation of net annual premiums. Transfer of assets.

SECTION 6.    DETERMINATION OF VALUES                                                       8
              How variable life insurance works. Investment Bases.

SECTION 7.    DEATH BENEFIT                                                                 9
              Determination of Death Benefit. Extra Life Protection.
              Variable Insurance Amount.

SECTION 8.    CASH VALUES, EXTENDED TERM AND PAID-UP INSURANCE                             11
              Cash value. What happens if premium is not paid.
              Basis of values.

SECTION 9.    LOANS                                                                        12
              Policy loans. Premium loans. Effect of policy debt.
              Interest on loans.

SECTION 10.   CHANGE OF POLICY                                                             13

SECTION 11.   BENEFICIARIES                                                                14
              Naming and change of beneficiaries.
              Marital deduction provision for spouse of Insured.
              Succession in interest of beneficiaries.

SECTION 12.   PAYMENT OF POLICY BENEFITS                                                   15
              Payment of surrender or death proceeds.
              Payment plans for policy proceeds.
              Right to increase income under payment plan. Guaranteed payment tables.

ADDITIONAL BENEFITS (if any)                                                       Following page 17

APPLICATION                                                                      Attached to the policy

MM 17

                              BENEFITS AND PREMIUMS

                         DATE OF ISSUE -- JULY 1, 1985

                                                  ANNUAL         PAYABLE
PLAN AND ADDITIONAL BENEFITS       AMOUNT         PREMIUM        FOR

EXTRA ORDINARY
 VARIABLE WHOLE LIFE                             $1,014.00       LIFE
     MINIMUM DEATH BENEFIT        $60,000
     EXTRA LIFE PROTECTION         40,000*
          TOTAL INSURANCE         100,000


* THIS AMOUNT OF EXTRA LIFE PROTECTION IS GUARANTEED FOR THE FIRST 27 POLICY YEARS UNLESS THIS GUARANTEED PERIOD IS TERMINATED SOONER UNDER SECTION 7.3.

A PREMIUM IS PAYABLE ON THE POLICY DATE AND EVERY 12 MONTHS THEREAFTER.

THE FIRST PREMIUM IS $1,014.00.

THE ALLOCATION OF THE FIRST NET ANNUAL PREMIUM OF $282.60 IS:

     MONEY MARKET DIVISION         40%
     BOND DIVISION                 20%
     STOCK DIVISION                20%
     MASTER DIVISION               20%

THIS POLICY IS ISSUED IN A SELECT PREMIUM CLASS.


DIRECT BENEFICIARY  JANE M DOE, WIFE OF THE INSURED

OWNER               JOHN J DOE, THE INSURED



INSURED          JOHN J DOE               AGE AND SEX                35 MALE

POLICY DATE      JULY 1, 1985             POLICY NUMBER            VL 1 700 017

PLAN             EXTRA ORDINARY           MINIMUM DEATH BENEFIT    $     60,000
                  VARIABLE WHOLE LIFE     EXTRA LIFE PROTECTION          40,000
                                          TOTAL INSURANCE               100,000



MM17                                 PAGE 3

                                 TABLE OF VALUES

         (CASH VALUES ARE NOT GUARANTEED. THEY MAY BE LARGER OR SMALLER
                 THAN THE CASH VALUES SHOWN. SEE SECTION 8.1.)


              END OF                                     TABULAR
              POLICY                                      CASH
              YEAR                 JULY 1,               VALUES

                1                   1986                $   164
                2                   1987                    844
                3                   1988                  1,543
                4                   1989                  2,260
                5                   1990                  3,027

                6                   1991                  3,814
                7                   1992                  4,618
                8                   1993                  5,443
                9                   1994                  6,286
               10                   1995                  7,150

               11                   1996                  8,032
               12                   1997                  8,934
               13                   1998                  9,855
               14                   1999                 10,798
               15                   2000                 11,760

               16                   2001                 12,742
               17                   2002                 13,742
               18                   2003                 14,758
               19                   2004                 15,790
               20                   2005                 16,833

               AGE 60               2010                 22,227
               AGE 65               2015                 27,846
               AGE 70               2020                 33,438


TABULAR CASH VALUES DO NOT REFLECT THE CASH VALUE OF ANY VARIABLE INSURANCE AMOUNT OR PAID UP ADDITIONS AND DIVIDEND ACCUMULATIONS OR THE AMOUNT OF POLICY DEBT. VALUES SHOWN AT END OF POLICY YEAR DO NOT REFLECT ANY PREMIUM DUE ON THAT POLICY ANNIVERSARY.

THE CASH VALUE OF THIS POLICY INCREASES AND DECREASES TO REFLECT THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE IS NO GUARANTEED MINIMUM CASH VALUE.

                         POLICY             NET ANNUAL
                         YEARS               PREMIUM
                         ------             ----------

                           1                $   282.60
                         2-4                    778.20
                         5 and later            807.60


INSURED     JOHN J. DOE             AGE AND SEX               35 MALE

POLICY      JULY 1, 1985            POLICY NUMBER           VL 1 700 017

PLAN        EXTRA ORDINARY          MINIMUM DEATH BENEFIT    $    60,000
             VARIABLE WHOLE LIFE    EXTRA LIFE PROTECTION         40,000
                                    TOTAL INSURANCE              100,000

                          TABLE OF NET SINGLE PREMIUMS
            FOR $1.00 OF VARIABLE INSURANCE AMOUNT OR FIXED BENEFIT
                      OR VARIABLE BENEFIT PAID-UP INSURANCE

END OF                      NET SINGLE        END OF                     NET SINGLE
POLICY YEAR    JULY 1,      PREMIUM           POLICY YEAR    JULY 1,      PREMIUM

0              1985         $.25173
1              1986          .26019             36            2021       $ .68574
2              1987          .26892             37            2022         .69929
3              1988          .26890             38            2023         .71262
4              1989          .28712             39            2024         .73864
5              1990          .29659             40            2025         .73828

6              1991          .30630             41            2026         .75052
7              1992          .31623             42            2027         .76238
8              1993          .32641             43            2028         .77391
9              1994          .33683             44            2029         .78517
10             1995          .34748             45            2030         .79621

11             1996          .35837             46            2031         .80702
12             1997          .36951             47            2032         .81756
13             1998          .38089             48            2033         .82774
14             1999          .39252             49            2034         .83745
15             2000          .40440             50            2035         .84665

16             2001          .41653             51            2036         .85536
17             2002          .42888             52            2037         .86362
18             2003          .44143             53            2038         .87153
19             2004          .45416             54            2039         .87921
20             2005          .46704             55            2040         .88679

21             2006          .48007             56            2041         .89444
22             2007          .49324             57            2042         .90238
23             2008          .50655             58            2043         .91083
24             2009          .52002             59            2044         .92014
25             2010          .53364             60            2045         .93048

26             2011          .54739             61            2046         .94199
27             2012          .56124             62            2047         .95457
28             2013          .57516             63            2048         .96778
29             2014          .58909             64            2049         .98068
30             2015          .60301             65            2050         1.0000

31             2016          .61689
32             2017          .63072
33             2018          .64453
34             2019          .65831
35             2020          .67206


INSURED        JOHN J DOE              AGE AND SEX                35 MALE

POLICY DATE    JULY 1, 1985            POLICY NUMBER         VL 1 700 017

PLAN           EXTRA ORDINARY          MINIMUM DEATH BENEFIT    $  60,000
               VARIABLE WHOLE LIFE     EXTRA LIFE PROTECTION       40,000
                                       TOTAL INSURANCE            100,000

MM 17                         PAGE 4A

                            SECTION 1. THE CONTRACT

1.1 LIFE INSURANCE BENEFIT

     The Northwestern Mutual Life Insurance Company will pay a benefit on the death of the Insured. Subject to the terms and conditions of the policy.

     - payment of the Death Benefit determined under Section 7 will be made after proof of the death of the Insured is received at the Home Office; and

     - payment will be made to the beneficiary or other payee under Sections 11 and 12.

1.2 ENTIRE CONTRACT; CHANGES

     This policy with the attached application is the entire contract. Statements in the application are representations and not warranties. A change in the policy is valid only if it is approved by an officer of the Company. The Company may require that the policy be sent to it for endorsement to show a change. No agent has the authority to change the policy or to waive any of its terms.

1.3 INCONTESTABILITY

     The Company will not contest this policy after it has been in force during the lifetime of the Insured for two years from the Date of Issue. In issuing the policy, the Company has relied on the application. While the policy is contestable, the Company, on the basis of a misstatement in the application, may rescind the policy or deny a claim.

1.4 SUICIDE

     If the Insured dies by suicide within one year from the Date of Issue, the amount payable by the Company will be limited to the premiums paid.

1.5 DATES

     The contestable and suicide periods begin with the Date of Issue. Policy months, years and anniversaries are computed from the Policy Date. Both dates are shown on page 3.

1.6 MISSTATEMENT OF AGE OR SEX

     If the age or sex of the Insured has been misstated, the amount payable will be the amount which the premiums paid would have purchased at the correct age and sex.

1.7 PAYMENTS BY THE COMPANY

     All payments by the Company under this policy are payable at its Home
Office.

                              SECTION 2. OWNERSHIP

2.1 THE OWNER

     The Owner is named on page 3. All policy rights may be exercised by the Owner, his successor or his transferee:

     -  without the consent of any beneficiary.

     - while the Insured is living and, after his death, only as provided in Sections 11 and 12.

2.2 TRANSFER OF OWNERSHIP

     The Owner may transfer the ownership of this policy. Written proof of transfer satisfactory to the Company must be received at its Home Office. The transfer will then take effect as of the date it was signed. The Company may require that the policy be sent to it for endorsement to show the transfer.

2.3 COLLATERAL ASSIGNMENT

     The Owner may assign this policy as collateral security. The Company is not responsible for the validity or effect of a collateral assignment. The Company will not be responsible to an assignee for any payment or other action taken by the Company before receipt of the assignment in writing at its Home Office.

     The interest of any beneficiary will be subject to any collateral assignment made either before or after the beneficiary is named.

     A collateral assignee is not an Owner. A collateral assignment is not a transfer of ownership. Ownership can be transferred only by complying with
Section 2.2.

MM 17                                  5

                     SECTION 3. PREMIUMS AND REINSTATEMENT

3.1 PREMIUMS

PAYMENT. All premiums after the first are payable at the Home Office or to an authorized agent. A premium must be paid on or before its due date. A receipt signed by an officer of the Company will be furnished on request.

FREQUENCY. Premiums may be paid every 3, 6 or 12 months at the published rates of the Company. A change in premium frequency will take effect when the Company accepts a premium on a new frequency. Premiums may be paid monthly, or on any other frequency, with the consent of the Company.

GRACE PERIOD. A grace period of 31 days will be allowed to pay a premium that is not paid on its due date. The policy will be in full force during this period. If a premium is paid during the grace period, policy values will be the same as if the premium had been paid on the premium due date. If the Insured dies during the grace period, any overdue premium will be paid from the proceeds of the policy.

     If the premium is not paid within the grace period, the policy will terminate as of the due date unless it continues as extended term insurance or as paid-up insurance under Section 8.

PREMIUM REFUND AT DEATH. The Company will refund that portion of any premium paid for a period beyond the date of the Insured's death. The refund will be part of the policy proceeds.

3.2 REINSTATEMENT

     The policy may be reinstated within five years after the due date of the overdue premium. This may not be done if the policy was surrendered for its cash value. After reinstatement, the policy will have the same Death Benefit and the same Investment Base in each Division as if all premiums had been paid when due.

     The policy will be reinstated if evidence of insurability is given that is satisfactory to the Company and upon payment of the greater of:

     - all unpaid premiums to the date of reinstatement with interest from the due date of each premium at an annual effective rate of 6%; or

     - 110% of the increase in cash value resulting from reinstatement plus all unpaid premiums to the date of reinstatement for any Additional Benefits attached to the policy with interest from the due date of each premium at an annual effective rate of 6%. The increase in cash value is the excess of the cash value of the policy upon reinstatement over the cash value of the policy just before reinstatement.

     Any policy debt, with interest at the policy loan interest rate to the date of reinstatement, must be repaid or reinstated.

                              SECTION 4. DIVIDENDS

4.1 ANNUAL DIVIDENDS

     This policy will share in the divisible surplus of the Company. This surplus is determined each year. The policy's share will be credited as a dividend on the policy anniversary.

4.2 USE OF DIVIDENDS

     Dividends may be paid in cash or used for one of the following:

     - PAID-UP ADDITIONS. Dividends will purchase paid-up additional insurance as described in Section 4.3. Paid-up additions share in the divisible surplus.

     - DIVIDEND ACCUMULATIONS. Dividends will accumulate at interest. Interest is credited at an annual effective rate of 3 1/2%. The Company may set a higher rate.

     - PREMIUM PAYMENT. Dividends will be used to reduce premiums. If the balance of a premium is not paid, or if this policy is in force as fixed benefit or variable benefit paid-up insurance, the dividend will purchase paid-up additions.

     Other uses of dividends may be made available by the Company.

     If no direction is given for the use of dividends, they will purchase paid-up additions.

4.3 PAID-UP ADDITIONS

     If this policy is in force as variable life insurance, dividends may be used to purchase variable benefit paid-up additions. Each dividend will be allocated to the Divisions in the same manner as new net annual premiums.

     If the policy is in force as fixed benefit paid-up insurance, dividends may be used to purchase fixed benefit paid-up additions.

4.4 ADDITIONS AND ACCUMULATIONS

     Paid-up additions and dividend accumulations increase the policy's cash value. They are payable as part of the policy's proceeds. The cash value of variable benefit paid-up additions will vary daily, and the death benefit annually. However, there is not a minimum death benefit for variable benefit paid-up additions.

     Additions may be surrendered and accumulations may be withdrawn unless they are used for a loan or for extended term insurance or paid-up insurance under
Section 8.

4.5 DIVIDEND AT DEATH

     A dividend for the period from the beginning of the policy year to the date of the Insured's death will be payable as part of the policy proceeds.

MM 17                                  6

                        SECTION 5. THE SEPARATE ACCOUNT

5.1 DESCRIPTION

     The Northwestern Mutual Variable Life Account (the Separate Account) has been established by the Company pursuant to Wisconsin law and is registered as a unit investment trust under the Investment Company Act of 1940.

     The Separate Account has four Divisions--Stock Division, Bond Division, Money Market Division and Master Division. Assets of the Separate Account are invested in shares of Northwestern Mutual Variable Life Series Fund, Inc. (the
Fund). The Fund is registered under the Investment Company Act of 1940 as an open-end, diversified management investment company. The Fund has four Portfolios--Stock Portfolio, Bond Portfolio, Money Market Portfolio and Master Portfolio. Assets of each Division of the Separate Account are invested in shares of the corresponding Portfolio of the Fund. Shares of the Fund are purchased for the Separate Account at their net asset value. In the future, additional Divisions may be added to the Separate Account, and additional Portfolios may be added to the Fund.

     Assets will be allocated to the Separate Account to support the operation of this policy (except when in force as extended term or fixed benefit paid-up insurance) and other variable life insurance policies. Assets may also be allocated for other purposes, but not to support the operation of any contracts or policies other than variable life insurance. Income and realized and unrealized gains and losses from assets in the Separate Account are credited to or charged against it without regard to other income, gains or losses of the Company.

     The assets of the Separate Account will be valued on each business day. They are the property of the Company. The portion of these assets equal to policy reserves and liabilities will not be charged with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer assets of the Separate Account in excess of these reserves and liabilities to its General Account.

     The Owner may exchange this policy for a fixed benefit life insurance policy if the Fund changes its investment advisor or if a Portfolio has a material change in its investment objectives or restrictions. The Company will notify the Owner if there is any such change. The Owner may exchange this policy within 60 days after the notice or the effective date of the change, whichever is later.

     If, in the judgment of the Company, a Portfolio no longer suits the purposes of this policy due to a change in its investment objectives or restrictions, the Company may substitute shares of another portfolio of the Fund or shares of another mutual fund. Any such substitution will be subject to any required approval of the Securities and Exchange Commission (SEC), the Wisconsin Commissioner of Insurance or other regulatory authority.

     The Company also may, to the extent permitted by applicable laws and regulations (including any order of the SEC), make changes as follows:

     - the Separate Account or a Division may be operated as a management company under the Investment Company Act of 1940, or in any other form permitted by law, if deemed by the Company to be in the best interest of the policyowners.

     - the Separate Account may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required.

     - the provisions of this and other policies may be modified to comply with any other applicable federal or state laws.

     In the event of a substitution or change, the Company may make appropriate endorsement on this and other policies having an interest in the Separate Account and take other actions as may be necessary to effect the substitution or change.

5.2 ALLOCATION OF NET ANNUAL PREMIUMS AND DIVIDENDS

     The Owner may allocate the net annual premiums to any of the Divisions. The net annual premium will be allocated on the policy anniversary. Allocations must be in whole percentages. If a Division is to receive any allocations, the allocation must be at least 10% of the net annual premium.

     The allocation in effect on the Policy Date is shown on page 3. This allocation applies to the first net annual premium, and it will remain in effect for later net annual premiums unless changed by the Owner. The Owner may change the allocation, but the change will not take effect until the first policy anniversary following receipt of a written request at the Home Office.

     A dividend used to purchase variable benefit paid-up additions will be allocated to the Divisions in the same manner as new net annual premiums.

5.3 TRANSFER OF ASSETS

     The Owner may transfer the assets (other than policy debt) supporting the policy to any of the Divisions. Transfers may be made as often as four times in a policy year.

     The transfer will take effect on the date a written request is received in the Home Office. A fee may be required.

MM 17                                  7

                       SECTION 6. DETERMINATION OF VALUES

6.1 HOW VARIABLE LIFE INSURANCE WORKS

     The Death Benefit and cash value provided by this policy are derived from the net annual premiums credited to the Separate Account and the investment earnings they generate. These earnings determine a Rate of Return. The Rate of Return can be either positive or negative because it includes capital gains and losses (both realized and unrealized), as well as earnings from dividends and interest.

     If the Rate of Return were to equal 4% each and every year, the policy's cash value each year would equal the value for that year shown in the table of Tabular Cash Values on page 4. Likewise, the Death Benefit would always equal the minimum death benefit shown on page 3, plus the amount of Extra Life Protection then if force. This is because 4% is the earnings rate the Company assumed when it calculated the net annual premiums and Tabular Cash Values.

     If the rate of Return in a given year is greater than 4%, the earnings in excess of 4% are converted to paid-up variable life insurance. If the rate of Return in a given year is less than 4% the result is negative paid-up variable life insurance. The total amount of paid-up variable life insurance is called the Variable Insurance Amount.

     The Variable Insurance Amount is zero during the first policy year. On each policy anniversary, the positive (or negative) paid-up variable life insurance is added to (or subtracted from) the Variable Insurance Amount for the prior year. If the resulting Variable Insurance Amount is positive, the policy's cash value on the policy anniversary will be greater than the amount shown on page 4, and the positive Variable Insurance Amount will contribute to the Extra Life Protection. On the other hand, if the Variable Insurance Amount is negative, the policy's cash value on the policy anniversary will be less than the Tabular Cash Value shown on page 4. The Death Benefit, however, will be equal to the minimum death benefit shown on page 3, plus the amount of Extra Life Protection in force, unless premiums are not paid when due or there is policy debt.

     In this policy, amounts used in calculations may be negative. When a negative amount is added, the result is the same as if the corresponding positive amount had been subtracted.

6.2 VALUATION PERIOD

     Each business day, together with any non-business day or consecutive non-business days immediately preceding it, will constitute a valuation period.

     A business day is any day on which the New York Stock Exchange is open for trading.

6.3 NET INVESTMENT FACTOR

     The Net Investment Factor for a valuation period for a particular Division is obtained by dividing (a) by (b) and then subtracting (c) where:

(a) is: - the value of a Fund share in the corresponding Portfolio at the close of the current valuation period; plus

        - the per share amount of any investment income and capital gains distributed by the Fund for the current valuation period; minus

        - any amount per share charged against the Division in the valuation period for taxes.
(b) is: the value of the share at the close of business of the preceding valuation period.
(c) is: a charge not exceeding .00001367 for each day in the valuation period. This is the equivalent of a charge not exceeding .50% per year for mortality and expense risks and other contingencies.

6.4 DIVISION INDEX

     The Division Index for the valuation period which included the first day on which there were assets in the Division was 1.000000. The Index for each subsequent valuation period is the Division Index for the immediately preceding valuation period multiplied by the Net Investment Factor for the subsequent valuation period. The Index for a valuation period applies to each day in that period.

6.5 RATE OF RETURN

     The Rate of Return for a Division is equal to the change in the Division Index over the applicable period divided by the Division Index at the beginning of such period.

     The Rate of Return for policy debt is the interest earned on one dollar over the applicable period, assuming an annual effective interest rate equivalent to the policy loan interest rate or rates in effect during that period, less a charge by the Company for expenses and taxes.

6.6 INVESTMENT ADJUSTMENT RATE

     The Investment Adjustment Rate for a Division or policy debt is equal to its Rate of Return less the interest earned on one dollar over the applicable period assuming an annual effective rate of 4%. The Investment Adjustment Rate for a Division may be positive or negative.

MM 17                                8

6.7 INVESTMENT ADJUSTMENT

     The Investment Adjustment for each Investment Base is equal to (a) the Investment Adjustment Rate for the corresponding Division multiplied by the average Investment Base plus (b) the Investment Adjustment Rate for policy debt multiplied by the average amount of policy debt allocated to the Investment Base.

6.8 INTERIM VALUE ADJUSTMENT

     The Interim Value Adjustment is the accumulation of all Investment Adjustments made during the period for which the Interim Value Adjustment is calculated. On each policy anniversary it is applied as a Net Single Premium to increase (or decrease) the Variable Insurance Amount. However, any Interim Value Adjustment attributable to variable benefit paid-up additions is applied as a Net Single Premium to increase (or decrease) such additions.

6.9 INVESTMENT BASES

     The Investment Bases will be determined at the end of each policy year and at any other time it is necessary to recognize requests by the Owner for transfers of assets, policy loan increases or repayments, or other transactions concerning policy values.

     The Investment Base in a Division is:

     - its portion of the current Tabular Cash Value; plus

     - its portion of the current Net Single Premium for the Variable Insurance Amount in effect; plus

     - its portion of the current Net Single Premium for the amount of variable benefit paid-up additions; plus

     - its contribution to the current Interim Value Adjustment; less

     - its portion of the current policy debt. Policy debt and repayments will be allocated in proportion to the sum of the current Tabular Cash Value, current Net Single Premiums and current Interim Value Adjustment in each Investment Base.

     The Investment Bases cease to exist if the policy continues in force as extended term insurance or fixed benefit paid-up insurance.

                            SECTION 7. DEATH BENEFIT

7.1 BENEFIT

     The Death Benefit when all premiums due have been paid will equal:

     - the minimum death benefit; plus

     - the amount of Extra Life Protection then in force; less

     - any policy debt; plus

     - the amount of any dividend accumulations and any dividend at death.

The minimum death benefit is shown on page 3. The Death Benefit will be increased by that portion of any premium paid for a period beyond the date of the Insured's death. The Death Benefit, if the Insured dies during the grace period, will be the amount determined above decreased by any due and unpaid premium. All values will be determined as of the date of death.

     The amount payable on death when all premiums due have not been paid and the policy is in force after the grace period is determined under Section 8.

7.2 EXTRA LIFE PROTECTION

DESCRIPTION. Extra Life Protection consists of one year term insurance, positive Variable Insurance Amount, and variable benefit paid-up additions. Each dividend is used to purchase variable benefit paid-up additions. These additions and positive Variable Insurance Amount reduce the amount of one year term insurance. At first, Extra Life Protection is all one year term insurance. The amount of one year term insurance will vary from policy year to policy year to reflect investment results. The amount of one year term insurance is zero when Extra Life Protection is all variable benefit paid-up additions and positive Variable Insurance Amount.

     The amount of Extra Life Protection and the period for which that amount is guaranteed are shown on page 3. The amount of Extra Life Protection will be the sum of variable benefit paid-up additions and positive Variable Insurance Amount when that sum exceeds the amount of Extra Life Protection shown on page 3.

MM17                                   9

     After the guaranteed period has expired, Extra Life Protection will continue to be at least the amount shown on page 3 so long as premiums are paid when due unless:

     - the amount of Extra Life Protection is reduced by the Owner under Section 7.3; or

     - the amount of Extra Life Protection is reduced by the Company.

POSSIBLE REDUCTION FOR POLICY YEAR BY COMPANY AND OWNER'S RIGHT TO CONTINUE EXISTING PROTECTION. If, on any policy anniversary after the guaranteed period has expired, the sum of variable benefit paid-up additions and positive Variable Insurance Amount is less than the amount of Extra Life Protection shown on page 3, the Company may reduce the term insurance portion of Extra Life Protection for the policy year. The Company will notify the Owner of the amount of the reduction. For the policy year the Owner then may increase the Extra Life Protection up to the amount shown on page 3 by paying an additional premium. The additional premium will not be more than 110% of the net premium for an amount of one year term insurance equal to the amount by which the Extra Life Protection is to be increased. The net premium will be based on the Insured's attained age, the Commissioners 1980 Standard Ordinary Mortality Table for the sex of the Insured, and an annual effective interest rate of 4%. The additional premium will be due on the date stated in the notice sent by the Company to the Owner on the policy anniversary. The right of the Owner to continue the amount of Extra Life Protection will terminate as of the first policy anniversary on which the Owner fails to pay an additional premium when due, or, if earlier, when the Owner reduces the Extra Life Protection under Section 7.3.

7.3 REDUCTION OF EXISTING PROTECTION BY OWNER

     If the Owner surrenders any variable benefit paid-up additions or directs that dividends be used other than for paid-up additions:

     - any one year term insurance in force will terminate;

     - any remaining guaranteed period of Extra Life Protection will terminate; and

     - the right to continue the amount of Extra Life Protection under Section
       7.2 will terminate.

The amount of Extra Life Protection thereafter will be the sum of positive Variable Insurance Amount and variable benefit paid-up additions remaining in force.

7.4 VARIABLE INSURANCE AMOUNT

     The Company will determine at the beginning of each policy year the Variable Insurance Amount for that year. It remains at a constant amount during the year and may be positive or negative. It is zero during the first policy year.

     The Variable Insurance Amount for a policy year is the sum of the Variable Insurance Amount for the past year plus the amount of paid-up variable life insurance as determined on the policy anniversary. The amount of paid-up variable life insurance, which may be positive or negative, is determined by dividing (a) by (b) where:

     (a) equals the Interim Value Adjustment for the past policy year, less that portion of the Interim Value Adjustment attributable to additions. (See
         Section 7.5.)

     (b) equals the Net Single Premium per $1.00 of Variable Insurance Amount at the end of the policy year.

7.5 VARIABLE BENEFIT PAID-UP ADDITIONS

     If variable benefit paid-up additions have been purchased by dividends, the Company will determine at the beginning of each policy year the amount of insurance provided by the additions for that year. The amount of such insurance for a policy year is the sum of the amount for the past year plus an additional amount determined on the policy anniversary. The additional amount, which may be positive or negative, is determined by dividing (a) by (b) where:

     (a) equals the sum of the portion of Interim Value Adjustment attributable to existing additions and the amount of the current dividend to be used to purchase additions.

     (b) equals the Net Single Premium per $1.00 of Variable Insurance Amount at the end of the policy year.

     The amount of insurance provided by dividends remains constant during the year, unless additions are surrendered.

MM 17                                10

                 SECTION 8. CASH VALUE, EXTENDED TERM INSURANCE
                              AND PAID-UP INSURANCE

8.1 CASH VALUE

     The cash value on any date when all premiums due have been paid or when the policy is in force as variable benefit paid-up insurance under Section 8.3 will be equal to the sum of the Investment Bases on that date. If premiums are not paid on this policy on an annual basis, the cash value will reflect a reduction for any premiums due later in the policy year. See Sections 6.9 and
8.6. The cash value on any date during the grace period will be equal to the sum of the Investment Bases on the due date, adjusted for the sum (positive or negative) of the Investment Adjustments since the due date, and adjusted for any increase or decrease in policy debt since the due date.

     The cash value of any extended term insurance, fixed benefit paid-up insurance, or fixed benefit paid-up additions will be the net single premium for that insurance at the attained age of the Insured less any policy debt. If extended term insurance or fixed benefit paid-up insurance is surrendered within 31 days after a policy anniversary, the cash value will not be less than the cash value on that anniversary.

     The cash value of the policy will include the amount of any dividend accumulations.

8.2 EXTENDED TERM INSURANCE

     If any premium is unpaid at the end of the grace period, the policy will be in force as fixed benefit extended term insurance. The amount of this term insurance will be the Death Benefit, determined under section 7.1, at the end of the last valuation period prior to the due date of the unpaid premium adjusted for any change in policy debt. The term insurance will start as of the due date of the unpaid premium. The period of term insurance will be determined by using the cash value as of the last day of the grace period as a net single premium at the attained age of the Insured. If the term insurance would extend to or beyond age 100, or if this policy is issued in a classified premium class, fixed benefit paid-up insurance will be provided instead. Extended term insurance does not share in divisible surplus.

8.3 PAID-UP INSURANCE

     Fixed benefit or variable benefit paid-up insurance may be selected in place of extended term insurance. A written request must be received at the Home Office no later than three months after the due date of the unpaid premium. The minimum death benefit is not in effect for paid-up insurance.

     The amount of fixed benefit paid-up insurance will be determined by using the cash value plus the policy debt, both as of the last day of the grace period, as a Net Single Premium at the attained age of the Insured. However, if a portion of the cash value is attributable to variable benefit paid-up additions, that portion will be applied to purchase fixed benefit paid-up additions. The variable benefit paid-up additions will no longer be in force.

     Variable benefit paid-up insurance may be selected provided the cash value of the policy is at least $1,000 as of the end of the last valuation period just prior to the due date of the unpaid premium. The amount of variable benefit paid-up insurance until the first policy anniversary following the due date of the unpaid premium will be determined by using the cash value plus the policy debt, both as of the end of the last valuation period just prior to the due date of the unpaid premium, as a net single premium at the attained age of the Insured. Thereafter, the amount of variable benefit paid-up insurance will be determined on each policy anniversary. The amount of variable benefit paid-up insurance for a policy year is the amount in force at the end of the prior year plus the amount of paid-up variable life insurance as determined on the policy anniversary. The amount of paid-up variable life insurance, which may be positive or negative, is determined by dividing (a) by (b) where:

              (a) equals the Interim Value Adjustment for the past policy year
                  (or, for the policy year following that in which a premium remained unpaid, the Interim Value Adjustment for the period between the due date of the unpaid premium and the end of the policy year), less that portion of the Interim Value Adjustment attributable to additions.

              (b) equals the Net Single Premium per $1.00 of Variable Insurance
                  Amount on the policy anniversary.

     Any policy debt will continue on paid-up insurance. Paid-up insurance will share in divisible surplus.

8.4 SURRENDER

     The Owner may surrender this policy for its cash value. A written surrender of all claims, satisfactory to the Company, will be required. The date of surrender will be the date of receipt at the Home Office of the written surrender. The policy will terminate, and the cash value will be determined, as of the end of the last valuation period prior to the date of surrender, or, in the case of extended term insurance or fixed benefit paid-up insurance, as of the date of surrender. The Company may require that the policy be sent to it.

     The Company may defer paying the cash value of extended term or fixed benefit paid-up insurance for up to six months from the date of surrender. If payment is deferred for 30 days or more, interest will be paid on the cash value at an annual effective rate of 4% from the date of surrender to the date of payment.

MM 17                                  11

8.5 DEFERRAL OF PAYMENTS

     During any period when:

     - the sale of securities or the determination of a Division Index is not reasonably practicable because

        (i)  the New York Stock Exchange is closed, or

        (ii) conditions are such that, under rules and regulations adopted by the SEC, trading is deemed to be restricted or an emergency is deemed to exist, or

     - the SEC, by order, permits deferral for the protection of the Company's policyowners;

the Company reserves the right:

     -  to defer determination of cash values and payment of the cash value;

     -  to defer payment of loan;

     - to defer determination of a change in the Variable Insurance Amount or other variable amounts payable on death, and, if such determination has been deferred, to defer payment of any portion of the Death Benefit equal to the Variable Insurance Amount or such other variable amounts; and

     - if payment of all or part of the Death Benefit is deferred, to defer application of the Death Benefit to a payment plan under Section 12.

8.6 TABULAR CASH VALUES

     Tabular Cash Values are shown on page 4 for the end of the policy years indicated. These values assume that all premiums due have been paid for the number of years stated. They do not reflect the cash value of any Variable Insurance Amount, amounts resulting from dividends, or policy debt. When a Tabular Cash Value is derived for the purpose of determining a cash value, a deduction will be made for any portion of the policy year for which premiums have not been paid. Tabular Cash Values during a policy year will also reflect time elapsed in that year.

     Values for policy years not shown are calculated on the same basis as those on page 4. A list of these values will be furnished on request. All values are at least as great as those required by the state in which this policy is delivered.

8.7 BASIS OF VALUES

     Tabular Cash Values are the reserves for the minimum death benefit calculated by using the net annual premiums shown on page 4. These and the Net Single Premiums are based on the Commissioners 1980 Standard Ordinary Mortality Table for the sex of the Insured, except that for the first ten years of any period of extended term insurance, the Commissioners 1980 Extended Term Insurance Table for the sex of the Insured is used. Interest is based on an annual effective rate of 4%. Calculations assume the continuous payment of premiums and the immediate payment of claims.

                                SECTION 9. LOANS

9.1 POLICY AND PREMIUM LOANS

     The Owner may obtain a loan from the Company in an amount that, when added to existing policy debt, is not more than the loan value. The making of a policy loan will have a permanent effect on the cash values and the Death Benefit payable under the policy. While this policy is in force as variable life insurance, loans will decrease and repayments will increase the Investment Bases as described in Section 6.9.

POLICY LOAN. The loan may be obtained on written request. No loan will be made if the policy is in force as extended term insurance. If the policy is in force as fixed benefit paid-up insurance, the Company may defer making the loan for up to six months.

PREMIUM LOAN. If the premium loan provision is in effect on this policy, a loan will be made to pay an overdue premium. If the loan value is not large enough to pay the overdue premium, a premium will be paid for any other frequency permitted by this policy for which the loan value is large enough. The Owner may elect or revoke the premium loan provision by written request received at the Home Office.

9.2 LOAN VALUE

     The loan value in the first two policy years is 75% of the sum of the cash value and any existing policy debt on the date of the loan. The loan value after that is 90% of the sum of the cash value and any existing policy debt on the date of the loan.

9.3 POLICY DEBT

     Policy debt consists of all outstanding loans and accrued interest. It may be paid to the Company at any time. Any policy debt will be deducted from the policy proceeds.

     If the cash value decreases to zero, this policy will terminate unless a sufficient portion of the policy debt is repaid. Termination occurs 31 days after a notice has been mailed to the Owner and to any assignee on record at the Home office. The notice will state the amount that must be repaid to keep the policy in force.

MM 17                                  12

9.4 LOAN INTEREST

     The Specified Rate loan interest option or the Variable Rate loan interest option is elected on the application. The Owner may change this election at any time, but the change will not take effect until the January 1st following receipt of a written request at the Company's Home Office.

     Interest accrues and is payable on a daily basis from the date of the loan on policy loans and from the premium due date on premium loans. Unpaid interest is added to the loan.

9.5 SPECIFIED RATE LOAN INTEREST OPTION

     Interest is payable at an annual effective rate of 8%.

9.6 VARIABLE RATE LOAN INTEREST OPTION

     Interest is payable at an annual effective rate that is set by the Company annually and applied to new or outstanding policy debt during the year beginning each January 1. The highest loan interest rate that may be set by the Company is the greater of 5% or a rate based on the Moody's Corporate Bond Yield Averages--Monthly Average Corporates for the immediately preceding October. This Average is published by Moody's Investors Services, Inc. If it is no longer published, the highest loan interest rate will be based on some other similar average established by the insurance supervisory official of the state in which this policy is delivered.

     The loan interest rate set by the Company will not exceed the maximum rate permitted by the laws of the state in which this policy is delivered. The loan interest rate may be increased only if the increase the annual effective rate is at least 1/2%. The loan interest will be decreased if the decrease in the annual effective rate is at least 1/2%.

                          SECTION 10. CHANGE OF POLICY

10.1 EXCHANGE OF POLICY

     Within 24 months after the Date of Issue shown on page 3, provided premiums are duly paid, the Owner may exchange this policy without evidence of insurability for a similar fixed benefit life insurance policy issued by the Company on the life of the Insured.

     To effect the change the Owner must send this policy, a completed application for change, and any required payment to the Home Office of the Company. The change will be effective on the later of the date of the application or the date the required items are received at the Home Office.

     The new policy will have the same face amount, policy date and issue age as this one, and the premiums and cash values will be the same as those for policies issued on the Date of Issue of this policy.

     Any Additional Benefit included in this policy will be included with the new policy only to the extent that such provisions were being offered with the new policy on the Date of Issue of this policy.

10.2 CHANGE OF PLAN

     The Owner may change this policy to any permanent life insurance plan agreed to by the Owner and the Company by:

     -  paying the required costs; and

     -  meeting any other conditions set by the Company.

10.3 CHANGE OF INSURED

EXCHANGE. The Owner may exchange this policy for a new policy on the life of a new insured by:

     -   paying the required costs; and

     - meeting any other conditions set by the Company, including the following:

         a. on the date of exchange, the new insured's age may not be more than 75;

         b. the proposed new insured must be insurable; and

         c. the Owner must have an insurable interest in the life of the new insured.

DATE OF EXCHANGE. The date of exchange will be the later of:

     - the date the request to exchange is received in the Company's Home Office; or

     -  the date of the medical examination (or the non-medical application).

THE NEW POLICY. The new policy will take effect on the date of exchange. When the new policy takes effect, this policy terminates. The policy date of the new policy will be the later of:

     -  the Policy Date of this policy; or

     - the first anniversary of this policy after the date of birth of the new insured.

     The contestable and suicide periods in the new policy start on the date of exchange.

     The new amount of insurance will be set so that the cash value of this policy and the cash value of the new policy are the same on the date of exchange. If either policy has no cash value, the amount will be set so that the premiums are the same.

     Any policy debt or assignment of this policy will continue on the new policy.

MM 17                                  13

                           SECTION 11. BENEFICIARIES

11.1 DEFINITION OF BENEFICIARIES

     The term "beneficiaries" as used in this policy includes direct beneficiaries, contingent beneficiaries and further payees.

11.2 NAMING AND CHANGE OF BENEFICIARIES

BY OWNER. The Owner may name and change the beneficiaries of death proceeds:

     - while the Insured is living.

     - during the first 60 days after the date of death of the Insured, if the Insured just before his death was not the Owner. No one may change this naming of a direct beneficiary during this 60 days.

BY DIRECT BENEFICIARY. A direct beneficiary may name and change the contingent beneficiaries and further payees of his share of the proceeds:

     - if the direct beneficiary is the Owner;

     - if, at any time after the death of the Insured, no contingent beneficiary or further payee of that share is living; or

     - if, after the death of the Insured, the direct beneficiary elects a payment plan. The interest of any other beneficiary in the share of that direct beneficiary will end.

     These direct beneficiary rights are subject to the Owner's rights during the above 60 days.

BY SPOUSE (MARITAL DEDUCTION PROVISION).

     - POWER TO APPOINT. The spouse of the Insured will have the power alone and in all events to appoint all amounts payable to the spouse under the policy if:

       a. the Insured just before his death was the Owner; and

       b. the spouse is a direct beneficiary; and

       c. the spouse survives the Insured.

     - TO WHOM SPOUSE CAN APPOINT. Under this power, the spouse can appoint:

       a. to the estate of the spouse; or

       b. to any other persons as contingent beneficiaries and further payees.

     - EFFECT OF EXERCISE. As to the amounts appointed, the exercise of this power will:

       a. revoke any other designation of beneficiaries;

       b. revoke any election of payment plan as it applies to them; and

       c. cause any provision to the contrary in Section 11 or 12 of this policy to be of no effect.

EFFECTIVE DATE. A naming or change of a beneficiary will be made on receipt at the Home Office of a written request that is acceptable to the Company. The request will then take effect as of the date that it was signed. The Company is not responsible for any payment or other action that is taken by it before the receipt of the request. The Company may require that the policy be sent to it to be endorsed to show the naming or change.

11.3 SUCCESSION IN INTEREST OF BENEFICIARIES

DIRECT BENEFICIARIES. The proceeds of this policy will be payable in equal shares to the direct beneficiaries who survive and receive payment. If a direct beneficiary dies before he receives all or part of his full share, the unpaid part of his share will be payable in equal shares to the other direct beneficiaries who survive and receive payment.

CONTINGENT BENEFICIARIES. At the death of all of the direct beneficiaries, the proceeds, or the present value of any unpaid payments under a payment plan, will be payable in equal shares to the contingent beneficiaries who survive and receive payment. If a contingent beneficiary dies before he receives all or part of his full share, the unpaid part of his share will be payable in equal shares to the other contingent beneficiaries who survive and receive payment.

FURTHER PAYEES. At the death of all of the direct and contingent beneficiaries, the proceeds, or the present value of any unpaid payments under a payment plan, will be paid in one sum:

     - in equal shares to the further payees who survive and receive payment; or

     - if no further payees survive and receive payment, to the estate of the last to die of all of the direct and contingent beneficiaries.

OWNER OR HIS ESTATE. If no beneficiaries are alive when the Insured dies, the proceeds will be paid to the Owner or to his estate.

11.4 GENERAL

TRANSFER OF OWNERSHIP. A transfer of ownership of itself will not change the interest of a beneficiary.

CLAIMS OF CREDITORS. So far as allowed by law, no amount payable under this policy will be subject to the claims of creditors of a beneficiary.

SUCCESSION UNDER PAYMENT PLANS. A direct or contingent beneficiary who succeeds to an interest in a payment plan will continue under the terms of the plan.


MM17                                   14

                     SECTION 12. PAYMENT OF POLICY BENEFITS

12.1 PAYMENT OF PROCEEDS

     Proceeds that are payable due to the death of the Insured will be paid under the payment plan that takes effect on the date of death. The Interest Income Plan (Option A) will be in effect if no payment plan has been elected. Interest will accumulate from the date of death until a payment plan is elected or the proceeds are withdrawn in cash.

     Proceeds from the surrender of this policy will be paid in cash or under a payment plan that is elected.

12.2 PAYMENT PLANS

INTEREST INCOME PLAN (OPTION A). The proceeds will earn interest which may be received each month or accumulated. The first payment is due one month after the date on which the plan takes effect. Interest that has accumulated may be withdrawn at any time. Part or all of the proceeds may be withdrawn at any time.

INSTALLMENT INCOME PLANS. Payments will be made each month on the terms of the plan that is elected. The first payment is due on the date that the plan takes effect.

     - SPECIFIED PERIOD (OPTION B). The proceeds with interest will be paid over a period of from one to 30 years. The present value of any unpaid installments may be withdrawn at any time.

     - SPECIFIED AMOUNT (OPTION D). Payments of not less than $10.00 per $1,000 of proceeds will be made until all of the proceeds with interest have been paid. The balance may be withdrawn at any time.

LIFE INCOME PLANS. Payments will be made each month on the terms of the plan that is elected. The first payment is due on the date that the plan takes effect. Proof of the date of birth, acceptable to the Company, must be furnished for each person on whose life the payments are based.

     - SINGLE LIFE INCOME (OPTION C). Payments will be made for a chosen period and, after that, for the life of the person on whose life the payments are based. The choices for the period are:

       a. zero years;
       b. 10 years;
       c. 20 years; or
       d. a refund period which continues until the sum of the payments that have been made is equal to the proceeds that were placed under the plan.

     - JOINT AND SURVIVOR LIFE INCOME (OPTION E). Payments are based on the lives of two persons. Level payments will be made for a period of 10 years and, after that, for as long as one or both of the persons are living.

     - OTHER SELECTIONS. The Company may offer other selections under the Life Income Plans.

     - WITHDRAWAL. The present value of any unpaid payments that are to be made for the chosen period (Option C) or the 10 year period (Option E) may be withdrawn only after the death of all of the persons on whose lives the payments are based.

     - LIMITATIONS. A direct or contingent beneficiary who is a natural person may be paid under a Life Income Plan only if the payments depend on his life. A corporation may be paid under a Life Income Plan only if the payments depend on the life of the Insured or, after the death of the Insured, on the life of his spouse or his dependent.

PAYMENT FREQUENCY. On request, payments will be made once every 3, 6 or 12 months instead of each month.

TRANSFER BETWEEN PAYMENT PLANS. A beneficiary who is receiving payment under a plan which includes the right to withdraw may transfer the amount withdrawable to any other plan that is available.

MINIMUM PAYMENT. The Company may limit the election of a payment plan to one that results in payments of at least $50.

     If payments under a payment plan are or become less than $50, the Company may change the frequency of payments. If the payments are being made once every 12 months and are less than $50, the Company may pay the present value or the balance of the payment plan.

12.3 PAYMENT PLAN RATES

INTEREST INCOME AND INSTALLMENT INCOME PLANS. Proceeds will earn interest at rates declared each year by the Company. None of these rates will be less than an annual effective rate of 3 1/2%. Interest of more than 3 1/2% will increase the amount of the payments or, for the Specified Amount Plan (Option D), increase the number of payments. The present value of any unpaid installments will be based on the 3 1/2% rate of interest.

     The Company may offer guaranteed rates of interest higher than 3 1/2% with conditions on withdrawal.

LIFE INCOME PLANS. Payments will be based on rates declared by the Company. These rates will provide at least as much income as would the Company's rates, on the date that the payment plan takes effect, for a single premium immediate annuity contract, with no charge for issue expenses. Payments under these rates will not be less than the amounts that are described in Minimum Payment Rates.

MINIMUM PAYMENT RATES. The minimum payment rates for the Installment Income Plans (Option B and D) and the Life Income Plans (Options C and E) are shown in the Minimum Payment Rate Table.

MM17                                 15

     The Life Income Plan payment rates in that table depend on the sex and on the adjusted age of each person on whose life the payments are based. The adjusted age is:

     - the age on the birthday that is nearest to the date on which the payment plan takes effect; plus

     - the age adjustment shown below for the number of policy years that have elapsed from the Policy Date to the date that the payment plan takes effect. A part of a policy year is counted as a full year.

----------------------------------------------------------
 POLICY                          POLICY
  YEARS           AGE             YEARS             AGE
 ELAPSED       ADJUSTMENT        ELAPSED        ADJUSTMENT
----------------------------------------------------------
 1 to 10           +8            31 to 35           -1
11 to 15           +6            36 to 40           -2
16 to 20           +4            41 to 45           -3
21 to 25           +2            46 to 50           -4
26 to 30            0           51 or more          -5
----------------------------------------------------------

12.4 EFFECTIVE DATE FOR PAYMENT PLAN

     A payment plan that is elected will take effect on the date of death of the Insured if:

     - the plan is elected by the Owner for death proceeds; and

     - the election is received at the Home Office while the Insured is living.

In all other cases, a payment plan that is elected will take effect:

     - on the date the election is received at the Home Office; or

     - on a later date, if requested.

12.5 PAYMENT PLAN ELECTIONS

FOR DEATH PROCEEDS BY OWNER. The Owner may elect payment plans for death proceeds:

     - while the Insured is living.

     - during the first 60 days after the date of death of the Insured, if the Insured just before his death was not the Owner. No one may change this election made during those 60 days.

FOR DEATH PROCEEDS BY DIRECT OR CONTINGENT BENEFICIARY. A direct or contingent beneficiary may elect payment plans for death proceeds payable to him if no payment plan that has been elected is in effect. This right is subject to the Owner's rights during the above 60 days.

FOR SURRENDER PROCEEDS. The Owner may elect payment plans for surrender proceeds. The Owner will be the direct beneficiary.

12.6 INCREASE OF MONTHLY INCOME

     A direct beneficiary who is to receive proceeds under a payment plan may increase the amount of the monthly payments. This is done by the payment of an annuity premium to the Company at the time the payment plan elected under
Section 12.5 takes effect. The amount that will be applied under the payment plan will be the net premium. The net premium is the annuity premium less a charge of not more than 2% and less any premium tax. The net premium will be applied under the same payment plan and at the same rates as the proceeds. The Company may limit this net premium to an amount that is equal to the direct beneficiary's share of the proceeds payable under this policy.

                           MINIMUM PAYMENT RATE TABLE
              MINIMUM MONTHLY INCOME PAYMENTS PER $1,000 PROCEEDS

INSTALLMENT INCOME PLANS (OPTIONS B AND D)

-------------------------------------------------------------------------------
PERIOD       MONTHLY       PERIOD         MONTHLY         PERIOD        MONTHLY
(YEARS)      PAYMENT       (YEARS)        PAYMENT         (YEARS)       PAYMENT
-------------------------------------------------------------------------------
   1         $84.65          11            $9.09            21           $5.56
   2          43.05          12             8.46            22            5.39
   3          29.19          13             7.94            23            5.24
   4          22.27          14             7.49            24            5.09
   5          18.12          15             7.10            25            4.96

   6          15.35          16             6.76            26            4.84
   7          13.38          17             6.47            27            4.73
   8          11.90          18             6.20            28            4.63
   9          10.75          19             5.97            29            4.53
  10           9.83          20             5.75            30            4.45
-------------------------------------------------------------------------------

MM 17                                 16

                           MINIMUM PAYMENT RATE TABLES

              MINIMUM MONTHLY INCOME PAYMENTS PER $1,000 PROCEEDS

LIFE INCOME PLANS (OPTIONS C AND E)

------------------------------------------------------------------------------------------------------------------
                                     SINGLE LIFE MONTHLY PAYMENTS (OPTION C)
------------------------------------------------------------------------------------------------------------------
    MALE               CHOSEN PERIOD (YEARS)                FEMALE                CHOSEN PERIOD (YEARS)
  ADJUSTED ----------------------------------------------- ADJUSTED ----------------------------------------------
    AGE*     ZERO          10           20       REFUND      AGE*     ZERO          10            20        REFUND
------------------------------------------------------------------------------------------------------------------
    55     $ 5.39       $ 5.24       $ 4.85     $ 5.00       55     $ 4.75       $ 4.70        $ 4.53      $ 4.57
    56       5.51         5.34         4.91       5.09       56       4.85         4.78          4.59        4.64
    57       5.63         5.45         4.97       5.19       57       4.94         4.87          4.66        4.72
    58       5.77         5.56         5.03       5.29       58       5.05         4.97          4.73        4.81
    59       5.91         5.68         5.10       5.39       59       5.16         5.07          4.80        4.90

    60       6.06         5.80         5.16       5.50       60       5.27         5.17          4.87        4.99
    61       6.22         5.93         5.21       5.62       61       5.40         5.28          4.94        5.09
    62       6.39         6.07         5.27       5.74       62       5.53         5.40          5.01        5.20
    63       6.58         6.21         5.33       5.87       63       5.67         5.52          5.08        5.31
    64       6.77         6.35         5.38       6.01       64       5.82         5.66          5.15        5.43

    65       6.99         6.50         5.43       6.16       65       5.97         5.80          5.22        5.55
    66       7.21         6.66         5.48       6.31       66       6.14         5.95          5.28        5.69
    67       7.46         6.83         5.52       6.47       67       6.31         6.10          5.35        5.83
    68       7.72         7.00         5.56       6.65       68       6.50         6.27          5.40        5.99
    69       7.97         7.17         5.60       6.83       69       6.70         6.45          5.46        6.15

    70       8.23         7.35         5.63       7.03       70       6.90         6.63          5.51        6.32
    71       8.49         7.53         5.66       7.23       71       7.11         6.82          5.55        6.51
    72       8.76         7.71         5.68       7.45       72       7.33         7.02          5.59        6.71
    73       9.03         7.89         5.70       7.69       73       7.55         7.22          5.62        6.92
    74       9.30         8.07         5.72       7.94       74       7.79         7.43          5.65        7.15

    75       9.57         8.25         5.73       8.21       75       8.02         7.64          5.68        7.39
    76       9.85         8.43         5.74       8.49       76       8.26         7.85          5.69        7.65
    77      10.11         8.60         5.74       8.80       77       8.48         8.05          5.71        7.92
    78      10.38         8.77         5.75       9.13       78       8.72         8.26          5.72        8.21
    79      10.64         8.93         5.75       9.48       79       8.94         8.45          5.73        8.52

    80      10.90         9.08         5.75       9.85       80       9.16         8.84          5.74        8.85
    81      11.13         9.21         5.75      10.26       81       9.36         8.81          5.74        9.21
    82      11.36         9.34         5.75      10.70       82       9.53         8.96          5.75        9.57
    83      11.55         9.44         5.75      11.17       83       9.70         9.10          5.75        9.97
    84      11.75         9.54         5.75      11.70       84       9.85         9.22          5.75       10.39

85 and over 11.92         9.61         5.75      12.26   85 and over  9.98         9.33          5.75       10.81
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                  JOINT AND SURVIVOR MONTHLY PAYMENTS (OPTION E)
------------------------------------------------------------------------------------------------------------------
       MALE                                    FEMALE ADJUSTED AGE*
     ADJUSTED ----------------------------------------------------------------------------------------------------
       AGE*          55          60          65          70          75         80       85 and over
------------------------------------------------------------------------------------------------------------------
        55        $ 4.33     $ 4.55       $ 4.76      $ 4.94      $ 5.08     $ 5.17      $ 5.22
        60          4.45       4.73         5.03        5.30        5.53       5.68        5.76
        65          4.54       4.89         5.28        5.68        6.04       6.29        6.43
        70          4.61       5.01         5.49        6.04        6.57       6.97        7.20
        75          4.66       5.09         5.65        6.32        7.04       7.65        8.02
        80          4.68       5.14         5.74        6.51        7.39       8.20        8.72
    85 and over     4.69       5.16         5.78        6.60        7.57       8.52        9.15
------------------------------------------------------------------------------------------------------------------


*See Section 12.3.

MM 17                                  17

                                                                     EXHIBIT (e)

                            SUPPLEMENT TO APPLICATION
                           FOR VARIABLE LIFE INSURANCE
                   NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


INSURED   John J. Doe
       ----------------------------------

APPLICATION NUMBER      000 009
                  -----------------------

201. Allocation of Net Premium

          Money Market Division    40  %     (Whole percentages
          Bond Division            20  %           only,
          Stock Division           20  %     minimum of 10% in
          Master Division          20  %     Division selected.)
                                ===========
                                  100  %

202. I acknowledge receipt of the prospectus for Variable Life Insurance dated July 1, 1985
     -----------------.

203. I UNDERSTAND THAT THE DEATH BENEFIT FOR THE VARIABLE LIFE INSURANCE POLICY APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE NORTHWESTERN MUTUAL VARIABLE LIFE ACCOUNT, BUT WILL NOT BE LESS THAN THE FACE AMOUNT PROVIDED ALL PREMIUMS ARE PAID AS OF THEIR DUE DATE AND PROVIDED THERE IS NO POLICY DEBT.

204. I UNDERSTAND THAT THE CASH VALUES FOR THE VARIABLE LIFE INSURANCE POLICY APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE NORTHWESTERN MUTUAL VARIABLE LIFE ACCOUNT AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THERE ARE NO GUARANTEED MINIMUM CASH VALUES.

205. I believe that a Variable Life Insurance policy is consistent with my investment objectives and financial needs.

     I understand that an illustration of benefits, including death benefits and cash values, is available upon request to compare:

     - a Variable Whole Life policy based on a hypothetical investment return of 0%, 4% and 8% (or alternatively 0%, 6%, and 12%).

     - a fixed benefit Whole Life policy issued by the Northwestern Mutual Life Insurance Company based on the same gross premium as the Variable Whole Life policy.

206. Owner's Address
     [X]  Insured's address in 3A or:

     [ ]
          ----------------------------------------------------------
                             Street & No. or R.F.D.

          ----------------------------------------------------------
            City                   State                 Zip Code

                                             (Signed)  John J. Doe
---------------------------------------     ------------------------------------
   Signature of Insured or Informant                Signature of Applicant
      (if other than Applicant)

Signed at      Milwaukee, WI                Date          7/1/85
         ------------------------------          -------------------------------

Based on the information furnished by the Applicant or Informant in this application, I certify that I have reasonable ground for believing the purchase of the policy applied for is suitable for the Applicant. I further certify that a current Prospectus was delivered and that no written sales materials other than those furnished by the Home Office were used.

Signature of Licensed Agent            (Signed)  Norm M. Weestern
                           -----------------------------------------------------
                                       (Registered Representative)

General Agent's Approval
                         -------------------------------------------------------

Registered Principal's Approval
                               -------------------------------------------------
                                          (Completed in H.O.)


                                   LIFE INSURANCE OR ANNUITY APPLICATION TO           No. -----------------
682709                          THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY        [ ] Life & Disability
                                             MILWAUKEE, WISCONSIN                         Insurance
-----------------------------------------------------------------------------------------------------------------------
1.   INSURED                                                                                                Sex:
     or Annuitant        John                                    J.                               Doe       [X] Male
     (Please Print)       First                            Middle Initial                        Last       [ ] Female
-----------------------------------------------------------------------------------------------------------------------
2.   APPLICANT, if other
     than insured                                                                         Relationship
     (Please Print)_____________________________________________________________________  to Insured __________________
                         First                   Middle Initial                 Last
     If Business Organization: [ ] Corporation   [ ] Partnership    [ ] Other type of Business (specify)
-----------------------------------------------------------------------------------------------------------------------
3A.  PRESIDENT of Insured: Print                              3B.  PREMIUM PAYER  Send premium notices to:
     Street No.                                                    [X] Insured  [ ] Owner  [ ] Applicant
     or R.F.D.           1234 Main St.
              ----------------------------------------------       [ ] Other
     City   Milwaukee                   State  WI                            ------------------------------------------
          ----------------------------        --------------                                      Name
     County      Milwaukee              Zip Code   53200           at: [X]  Insured's address See 3A) or:
            --------------------------            ----------
     This address will be used for all of Insured's policies.      ----------------------------------------------------
------------------------------------------------------------                       Street & No. or R.F.D.

4A.  Insured's Date of Birth    7     1     50                     -------------------------------  -------------------
                              Mo.    Day    Year                                  City                     State
------------------------------------------------------------
4B.  Place of Birth: (State or Country if other than U.S.A.)       -------------------------------  -------------------
                    Milwaukee, WI                                               Country                  Zip Code
                                                                   Unless directed otherwise, any notices will be sent
                                                                   to the Owner at the Insured's address.
-----------------------------------------------------------------------------------------------------------------------
5.   Has application or informal inquiry ever been made to the Northwestern Mutual for annuity, life or disability

     insurance on the life of the Insured?  [ ] Yes   [X] No   If "Yes," Last Policy Number is_________________________
-----------------------------------------------------------------------------------------------------------------------
      COMPLETE QUESTION 6 IF EXERCISING ADDITIONAL PURCHASE BENEFIT OPTION
-----------------------------------------------------------------------------------------------------------------------
6A.  Number of policy under which this privilege is being     6B.  Is application?   [ ] Regular Purchase
     exercised?                                                                      [ ] Advance Purchase (See 6C).
-----------------------------------------------------------------------------------------------------------------------
6C.  If an ADVANCE PURCHASE, event is the following:

     [ ] (1) Marriage           Name of  [ ] Spouse  [ ] Child ________________________________________________________
                                                                   First             Middle Initial           Last
     [ ] (2) Birth of Child     Place and Date of Marriage, Birth or Final Decree of Legal Adoption:

     [ ] (3) Adoption of Child  _______________________________________________________________
                                        City               County                State              Mo.     Day     Yr.
-----------------------------------------------------------------------------------------------------------------------
7A.  Plan and Amount applied for:                             7B.  ADDITIONAL BENEFITS (Check those desired):
     [X] Life Insurance
                                                                   [ ] WAIVER OF PREMIUM
     Extra Ordinary Variable Life             $ 100,000            [ ] $ ______ OF ACCIDENTAL DEATH
     ---------------------------------------  ------------         [ ] ADDITIONAL PURCHASE $ _____ PER OPTION
                      Plan                     Amount              [ ] PAYOR BENEFIT
                                                                   [ ] INDEXED PROTECTION
     [ ] LIFE PLAN WITH TERM BENEFIT                               [ ] OTHER, SPECIFY ___________________________
         Basic policy ______________________  $ __________
                               Plan            Amount              If any additional benefits cannot be approved,
                                                                   should the policy be issued without the
                                                                   benefit?
     Term __________________________________  $___________         [ ] Yes  [ ] No
                  Benefit & Years              Amount         ----------------------------------------------------------
                                                              8.   SPECIAL DATING:
     [ ] Annuity (Flexible Premium Annuity, Single                 PREPAID: [ ] Short Term to __________________________
         Premium Retirement Annuity, Retirement Income)                                          Mo.     Day     Yr.

                                                                   [ ] Date to Save Age  [ ] Backdate to _______________
         ________________________  _______________________                                                 Mo.  Day  Yr.
                   Plan                Age at Maturity
                                                                   NON PREPAID: Specified Future Date __________________
     Complete [ ] To provide monthly income of $ _________                                                 Mo.  Day  Yr.
         only [ ] To provide monthly income based on a
          one                                                      [ ] Date to Save Age  [ ] Backdate to _______________
                                                                                                           Mo.  Day  Yr.
          __________________ premium of $ ________________    -----------------------------------------------------------
                Mode                                          9.  Shall the PREMIUM LOAN provision, if available become
                                                                  operative according to its terms?  [X] Yes  [ ] No
-----------------------------------------------------------------------------------------------------------------------

                                               LIFE INSURANCE or ANNUITY (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
10A. ANNUAL DIVIDENDS until otherwise directed will:                   10B. POLICY LOAN INTEREST RATE OPTION:
     [ ] Be used to reduce current premium.                                 [ ] 8%
     [X] Purchase paid-up additions.                                        [X] Variable Rate. (Not available on all plans, or in
     [ ] Accumulate at interest. Substitute Form W-9                            Arkansas, District of Columbia, Kentucky, Montana,
         {Form 15-1272X) is required.                                           S. Carolina)
     [ ] Be cash.
------------------------------------------------------------------------------------------------------------------------------------
11A. DIRECT BENEFICIARY: (Print Name)                                  12.  The Owner will be: (Select ONLY ONE of the choices
                            Jane M. Doe                                     A through G. Consider the choice of item E, F and G,
     --------------------------------------------------------------         especially if the Insured is under age 15.)
                                                                            [X] A. The Insured.
     --------------------------------------------------------------         [ ] B. The Applicant.
     Relationship to Insured:                                               [ ] C. Other, (Print Name)
                             --------------------------------------                                   ------------------------------
                                                                                                        First   Middle Initial  Last
11B. CONTINGENT BENEFICIARY: (Print Name)
                                                                                ----------------------------------------------------
     --------------------------------------------------------------                            Relationship to Insured

     --------------------------------------------------------------         [ ] D. See Attached Supplement Form.
     Relationship to Insured:                                               [ ] E. The Applicant. If the Applicant dies before the
                             --------------------------------------                Insured, the Insured will be the Owner.
                                                                            [ ] F. The Applicant. If the Applicant dies before the
NOTE: Item 1 or 2 may be selected to supplement the contingent                     Insured, the Owner will be:
beneficiary designation or may be used to designate children or
brothers and sisters as contingent beneficiaries without                           -------------------------------------------------
specifically naming them. Item 3 may be used to supplement Item                         First        Middle Initial         Last
1, 2 or any contingent beneficiary designation.
                                                                                   _____________________________. If both die before
     [X] (1) and any (other) children of the Insured.                                  Relationship to Insured
     [ ] (2) and any (other) brothers and sisters of the Insured                   the Insured, the Insured will be the Owner.
         born of the marriage of or legally adopted by ___________
         and __________ prior to the Insured's death.                       [ ] G. The Applicant until the Insured attains the age
     [ ] (3) any amount a deceased contingent beneficiary would                    of ______ years. If the Applicant dies before the
         have received, if living, will be payable when due in                     Insured, the Owner will be:
         one sum in equal shares to his or her then living
         children. (The word "children" includes child and any                     -------------------------------------------------
         legally adopted child.)                                                          First        Middle Initial         Last

11C. FURTHER PAYEES: (Print Name)                                                  ______________________________ until the Insured
                                                                                       Relationship to Insured
     --------------------------------------------------------------                attains such age. Upon the Insured attaining
                                                                                   such age, or if both die before the Insured, the
     --------------------------------------------------------------                Insured will be the Owner.
     Relationship to Insured:
                             --------------------------------------

[ ] SEE ATTACHED SUPPLEMENT FORM.
------------------------------------------------------------------------------------------------------------------------------------
13. PREMIUM PAYABLE:                                                   14.  Has the premium for the policy applied for been paid
                                                                            to the agent in exchange for the Conditional Insurance
    [X] Annually  [ ] Semiannually  [ ] Quarterly  [ ] Single               Agreement with the same number as the application?
    [ ] Monthly (Variable Life only)                                                   [X] Yes      [ ] No
------------------------------------------------------------------------------------------------------------------------------------
15. Will the insurance (or annuity) applied for replace insurance (or annuities) on the Insured's (or Annuitant's) life in this
    Company or elsewhere? If "Yes," agent should explain and submit required papers.    [ ] Yes     [X] No
------------------------------------------------------------------------------------------------------------------------------------
THE INSURED CONSENTS TO THIS APPLICATION AND DECLARES THAT THE ANSWERS AND STATEMENTS ON BOTH SIDES OF THIS PAGE ARE CORRECTLY
RECORDED, COMPLETE AND TRUE TO THE BEST OF HIS KNOWLEDGE AND BELIEF. STATEMENTS IN THIS APPLICATION ARE REPRESENTATIONS AND NOT
WARRANTIES.

It is agreed that:                                                     (3) If the policy is issued in an extra premium class,
(1) If the premium is not paid when the application is signed, no      acceptance of the policy will amend it so that extended term
insurance will be in effect. The insurance will take effect at the     insurance can be in force only if:
time the policy is delivered and the premium is paid, if:                   - the Company gives its consent; or
                                                                            - the loan value is not large enough to grant to premium
     - the Insured is living at that time; and                                 loan.
     - the answers and statements in the application are then true
       to the best of the knowledge and belief of the Insured.         If a premium is not paid within the grace period an extended term insurance cannot be in force, paid-up insurance will be
(2) If the premium is paid when the application is taken, no life      selected.
insurance will have been in effect if Section I of the Conditional
Insurance Agreement applies.                                           (4) No agent is authorized to make or alter contracts or to waive any of the Company's rights or requirements.

                                                                                               /s/ John J. Doe
-------------------------------------------------------------------    -------------------------------------------------------------
Signature of INSURED or Annuitant (if other than Applicant and                              Signature of APPLICANT
                    15 yrs. of age and over)

Signed at  Milwaukee, WI                                  Date   July    1     85                   /s/ Norm M. Western
          -----------------------------------------------      ----------------------     ------------------------------------------
                       City, County & State                       Month  Day   Year               Signature of LICENSED AGENT

                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
TO BE COMPLETED BY THE INSURED OR INFORMANT


                        -----------------------------------------------------------------------------------------------------------
INSURED  (Please Print)                   John                          J.                                Doe
                        -----------------------------------------------------------------------------------------------------------
                                          First                   Middle Initial                          Last
-----------------------------------------------------------------------------------------------------------------------------------
If submitted for purpose other than a new insurance application, please indicate:
[ ] Policy Change        [ ] Conversion          [ ] Adding _________ Benefit       [ ] Reinstatement       [ ] Rating Reduction
    for Policy(ies) Number _________________________________________________________________________________________________________
[ ] Payor Benefit for Applicant (Payor)_____________________________________________________ Relationship to Insured _______________
                                          First             Middle Initial          Last
    Payor's Date of Birth ___________________________ Policy Number ________________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
20. Have you ever had life, disability, or hospital insurance      COMPLETE QUESTIONS 27-31 IF INSURED AGE 10 OR OLDER
    declined, rated, modified, cancelled, or not renewed?          27. Are you a member of, or do you contemplate joining any
    (If "Yes" explain in REMARKS)         [ ] Yes   [X] No             branch of the Armed Forces, the R.O.T.C., the National
-----------------------------------------------------------------      Guard or any other component of the Armed Forces Re-
21. When was your last previous examination or application             serve either on an active or inactive status?
    for life, disability, or accidental death insurance?               (If "Yes," complete Military Section 90-5)  [ ] Yes  [X] No
    Month               Year              Company                  -----------------------------------------------------------------
-----------------------------------------------------------------  28. Except as a fare paying passenger on a regularly sched-
22. Indicate below whether any other Life Insurance on your            uled flight, have you flown within the past 3 years, or
    Life is individual (Ind) or Group (Grp) and identify In            do you contemplate flying in the future?
    Force (I), Pending (P) or Contemplated (C).                        (If "Yes," completed Aviation Section 90-5  [ ] Yes  [X] No
    If none check: [X] NONE                                        -----------------------------------------------------------------
-----------------------------------------------------------------  29. Have you within the past 2 years participated in or do
             Ind or    Life Insurance   Accidental Death    I, P,      you contemplate participating in racing (automobile,
    Insurer   Grp          Amount           Amount          or C       snowmobile, motorcycle, boat or go-kart) scuba or skin
-----------------------------------------------------------------      diving, sky diving, hang gliding, mountain climbing or
-----------------------------------------------------------------      rodeos?
-----------------------------------------------------------------      (If "Yes," complete Avocation Section 90-6)  [ ] Yes [X] No
-----------------------------------------------------------------  -----------------------------------------------------------------
-----------------------------------------------------------------  30. A. What is your Automobile Driver's License Number?
-----------------------------------------------------------------         # W7111122223              State   Wis.
-----------------------------------------------------------------          -------------------------       -------------------------
23. Marital             Single, Widowed                                   or, [ ] I do not drive an automobile.
    Status:         [ ] or Divorced       [X] Married                  B. In the past 3 years have you been in a motor vehicle
-----------------------------------------------------------------         accident, charged with a moving violation or any motor
24. Citizen of:     [X] U.S.A.      [ ] Other ___________________         vehicle law, or had your license restricted or revoked?
    If other: Visa Type __________________ Visa No. _____________         (If "Yes" explain in C., D. and/or REMARKS) [ ] Yes [X] No
-----------------------------------------------------------------      C. Moving Violations within the past 3 years:
25. Do you contemplate leaving the United States of                -----------------------------------------------------------------
    America for travel or residence?                                            Type and Details
    (If "Yes" explain in REMARKS)               [ ] Yes  [X] No    Date  (Speeding, Reckless Driving,  Action (Citation,  Accident
-----------------------------------------------------------------         Driving While Intoxicated)       Fine)         (Yes or No)
26. A. What is your occupation(s)?     attorney                    -----------------------------------------------------------------
                                  -------------------------------
       What are your duties? ____________________________________
       __________________________________________________________
       If applying for disability income, are you now actively
       at work with no medical restrictions?
       (If "No" explain in REMARKS)   [ ] Yes  [ ] No              -----------------------------------------------------------------
    B. Employer(s)   XYZ Corporation                                   D. Details of any Accidents: (Include date, citations,
                  -----------------------------------------------         damage amounts, injuries.)
                                      Name
                   750 Street
                  -----------------------------------------------
                            Street & No. or R.F.D.
                  Milwaukee           WI              53200
                  -----------------------------------------------
                    City             State          Zip Code
    C. How long so employed?   5 yrs.
                            -----------------
       (If less than 2 years, explain in REMARKS)
------------------------------------------------------------------------------------------------------------------------------------
REMARKS:



------------------------------------------------------------------------------------------------------------------------------------
I declare that my answers and statements are correctly recorded, complete and true to the best of my knowledge and belief.
Statements in this application are representations and not warranties.

      Date _____________________________                ___________________________________________________________________
            Month    Day    Year                                           Signature of Insured (or Informant)
                                                           (Signature not required if reverse side, 90-4 also completed)

                               -----------------------------------------------------------------------------------------------------
INSURED

(if not given on Form 90-3)    -----------------------------------------------------------------------------------------------------
                                         First                            Middle Initial                              Last
------------------------------------------------------------------------------------------------------------------------------------
                                             NONMEDICAL APPLICATIONS ONLY
------------------------------------------------------------------------------------------------------------------------------------
31. A. Have you smoked cigarettes in the past 10 years?              36. Have you ever requested or received a pension, benefits
                                               [ ] Yes   [X] No          or payment because of any injury, sickness or disability?
    B. Present cigarette smokers:                                                                                  [ ] Yes   [X] No
       (1) How many cigarettes do you smoke per day?                 ---------------------------------------------------------------
           (Number of cigarettes not number of packs) _______        39. FAMILY HISTORY: Diabetes, cancer, high blood pressure,
       (2) How many years have you smoked?            _______            heart or kidney disease, mental illness or suicide?
    C. Past cigarette smokers:                                                                                     [ ] Yes   [X] No
       (1) How many cigarettes do you smoke per day?                 ---------------------------------------------------------------
           (Number of cigarettes not number of packs) _______                         Age, if Living   Cause of Death   Age of Death
       (2) How many years have you smoked?            _______                     --------------------------------------------------
       (3) When did you quit smoking?                 _______        Father               59
    D. Are you using tobacco in any other form?                      ---------------------------------------------------------------
       If "Yes," specify ___________________   [ ] Yes   [X] No      Mother               58
----------------------------------------------------------------     ---------------------------------------------------------------
32. Are you now using any medication or drugs?                       Brothers and Sisters
                                               [ ] Yes   [X] No      ---------------------------------------------------------------
----------------------------------------------------------------     40. A. Have you lost weight in the past year? [ ] Yes   [X] No
33. HAVE YOU EVER BEEN TREATED FOR OR EVER HAD ANY INDICATION               If "Yes,", loss was ________lbs.
    OF:                                                                  B. How long have you been at your present weight?  3 yrs.
    A. Disorder of eyes, ears, nose or throat? [ ] Yes   [X] No                                                            ---------
----------------------------------------------------------------         C. Height  5  ft. 11 in.        D. Weight  175 lbs.
    B. Dizzy or fainting spells, seizures or convulsions,                          ---    ----                     -----
       recurrent headache, paralysis or stroke, mental or                E. Did agent measure?                     [ ] Yes   [X] No
       nervous disorder?                       [ ] Yes   [X] No          F. Did agent weight?                      [ ] Yes   [X] No
----------------------------------------------------------------     ---------------------------------------------------------------
    C. Persistent shortness of breath, cough, blood spitting;        42. If the Insured is under age 1, what was the weight at
       bronchitis, asthma, emphysema, tuberculosis or other              birth? ________ lbs ________ ozs.
       lung or respiratory disorder?           [ ] Yes   [X] No      ---------------------------------------------------------------
----------------------------------------------------------------     43. Do you have a personal physician?         [ ] Yes   [X] No
    D. Chest pain, discomfort or tightness, palpitation, high
       blood pressure, rheumatic fever, heart murmur, heart              Name
       attack or other disorder of the heart or blood vessels?               -------------------------------------------------------
                                               [ ] Yes   [X] No          Address
----------------------------------------------------------------                ----------------------------------------------------
    E. Jaundice, intestinal bleeding; ulcer, hernia, colitis,            Date last seen                  Reason
       diverticulitis, hemorrhoids, recurrent indigestion or                            ----------------        --------------------
       other disorder of the stomach, intestines, liver, gall                              Mo. Day Yr.
       bladder or pancreas?                    [ ] Yes   [X] No      ---------------------------------------------------------------
----------------------------------------------------------------     REMARKS. GIVE DETAILS OF "YES" ANSWERS. IDENTIFY QUESTION
    F. Sugar, albumin, blood in urine; venereal disease; stone       NUMBER. STATE SIGNS, SYMPTOMS AND DIAGNOSIS OF ILLNESS AND
       or other disorder of kidney, bladder, prostate or             NAME AND ADDRESS OF ANY ATTENDING PHYSICIAN.
       reproductive organs?                    [ ] Yes   [X] No      ---------------------------------------------------------------
----------------------------------------------------------------
    G. Diabetes; thyroid or other endocrine disorders?
                                               [ ] Yes   [X] No
----------------------------------------------------------------
    H. Rheumatism, arthritis, gout, or disorder of the muscles
       or bones, spine, back or joints?        [ ] Yes   [X] No
----------------------------------------------------------------
    I. Deformity, lameness or amputation?      [ ] Yes   [X] No
----------------------------------------------------------------
    J. Disorder of skin, lymph glands, cyst, tumor or cancer?
                                               [ ] Yes   [X] No
----------------------------------------------------------------
    K. Allergies; anemia or other disorder of the blood?
                                               [ ] Yes   [X] No
----------------------------------------------------------------
    L. Alcohol or drug habit?                  [ ] Yes   [X] No
----------------------------------------------------------------
34. OTHER THAN ABOVE, HAVE YOU WITHIN THE PAST 5 YEARS:
    A. Had any physician or practitioner examine, advise or
       treat you?                              [ ] Yes   [X] No
----------------------------------------------------------------
    B. Been a patient in a hospital, clinic or medical facility?
                                               [ ] Yes   [X] No
----------------------------------------------------------------
    C. Had EKG, X-ray, other test?             [ ] Yes   [X] No
----------------------------------------------------------------
    D. Been advised to have any test, hospitalization or
       surgery which was not completed?        [ ] Yes   [X] No
----------------------------------------------------------------
35. Have you ever had military service deferment, rejection or discharge because of a physical or mental condition?
                                               [ ] Yes   [X] No
------------------------------------------------------------------------------------------------------------------------------------
I declare that my answers and statements on both sides of this page are correctly recorded, complete and true to the best of my knowledge and belief. Statements in this application are representations and not warranties.

                                                                                            /s/ John J. Doe
                                                                     ---------------------------------------------------------------
                                                                                  Signature of Insured (or Informant)

Signed at  Milwaukee,     WI          On    1      1     85                                /s/ Vorm M. Western
          --------------------------      --------------------       ---------------------------------------------------------------
             City        State              Mo    Day   Year                           Signature of Licensed Agent

                                              [NORTHWESTERN MUTUAL LIFE(R) LOGO]

                                 IT IS RECOMMENDED THAT YOU . . .

                                 READ YOUR POLICY.

                                 NOTIFY YOUR NML AGENT OR THE COMPANY AT
                                 720 E. WISCONSIN AVENUE, MILWAUKEE, WIS. 53202, OF AN ADDRESS CHANGE.

                                 CALL YOUR NML AGENT FOR INFORMATION --
                                 PARTICULARLY ON A SUGGESTION
                                 TO TERMINATE OR EXCHANGE THIS POLICY
                                 FOR ANOTHER POLICY OR PLAN.

ELECTION OF TRUSTEES

The members of The Northwestern Mutual Life Insurance Company are its policyholders of insurance policies and deferred annuity contracts. The members exercise control through a Board of Trustees. Elections to the Board are held each year at the annual meeting of members. Members are entitled to vote in person or by proxy.

             VARIABLE WHOLE LIFE POLICY WITH EXTRA LIFE PROTECTION

                          ELIGIBLE FOR ANNUAL DIVIDENDS

                     Insurance payable at death of Insured.

               Fixed premiums payable for period shown on page 3.

                      Benefits reflect investment results.

              Variable benefits described in Sections 5 through 8.

Provided no premium is unpaid as of its due date, the Death Benefit for the first policy year will be the minimum death benefit shown on page 3, less any policy debt. The Death Benefit after that may increase or decrease on each policy anniversary depending on investment results. However, if no premium is unpaid as of its due date, the Death Benefit will not be less than the minimum death benefit shown on page 3, less any policy debt.

The cash value under this policy may increase or decrease daily depending on investment results. There is no guaranteed minimum cash value.

MM 17